 Exhibit 99.1

Public Investor Presentation Transcript

Ari Shomair (Point VP Corporate Affairs & Strategy):

Slide 1

Hello and thank you for joining us. The purpose of today’s call is to provide an overview of the proposed merger of POINT Biopharma with Research Alliance Corp. I, a special purpose acquisition company sponsored by RA Capital.

Joining us on the call today are Dr. Joe McCann, CEO and co-founder of POINT Biopharma, and Peter Kolchinsky, CEO of Research Alliance Corp. I, as well as a founder and managing partner at RA Capital.

Please note that today’s presentation is neither an offering of securities nor a solicitation of a proxy vote. The information discussed today is qualified in its entirety by the registration statement on Form S-4, containing a prospectus/proxy statement, that POINT Biopharma and Research Alliance Corp. I will file with the SEC in the near future. The shareholders of Research Alliance Corp. I are urged to read those filings carefully when they become available as they will contain important information about the proposed transaction.

A full press release regarding the proposed combination as well as any materials referenced on today’s call are available for download at POINTBiopharma.com. Additionally, during this call we will make certain forward-looking statements that reflect our current views related to our future financial performance, future events, and industry and market conditions, as well as forward-looking statements related to the business combination, including the timing, proceeds and benefits of the transaction, as well as statements about:

- The timing and success of various clinical programs and drug approvals

- The scale and accessibility of market opportunities; and

- The cash position and plans of the combined company.

Commentary on these topics constitutes forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act. We refer you to the registration statement on Form S-4 that will be filed in the near future and made available on the SEC’s website. The registration statement on Form S-4 will contain additional information on risks and uncertainties that could influence actual results and cause them to differ materially from our current expectations, particularly those in the section titled “Risk Factors”.

I will now pass the mic to Peter to provide a short introduction on Research Alliance Corp. I’s decision to propose a business combination with POINT.

Peter Kolchinsky (Research Alliance Corp. I CEO):

Good morning. When we decided to form our SPAC last year the intent was to provide a company-friendly path to the public markets for high quality healthcare companies that aim to address major healthcare challenges and require significant capital investment. Today we are excited to announce our merger with Point Biopharma, a Phase 3 radiopharmaceutical company with a deep pipeline of product candidates that we believe have great potential to transform the future standard of care for prostate cancer, neuroendocrine tumors, and beyond. In a space as specialized as radiopharmaceuticals, we believe it is critical for companies to manage their own manufacturing infrastructure in-house.

Today’s merger announcement and PIPE financing will properly capitalize POINT to allow the team to develop its lead programs through late stage clinical trials while simultaneously building out a manufacturing facility that will enable POINT to control its own destiny. We are excited to be along for the ride.

Slide 2

And now I will pass it off to Joe.

Slide 3

Joe McCann (Point CEO):

Thank you Peter, and welcome everyone. I am excited today to introduce you all to POINT.

Radiopharmaceuticals, if you are not familiar with them, have been used for decades in the treatment of late-stage cancer. Substantial clinical data has shown they are a safe and effective way to treat this disease. Yet radiopharmaceuticals are currently only available for a very small number of cancers, and can be difficult for patients to access.

We founded POINT to make radiopharmaceuticals applicable to more cancers, available to more people, thereby improving the lives of cancer patients and their families everywhere. The way we are doing this is by building a platform for the development and commercialization of radiopharmaceuticals, which addresses the major complexities that have held this drug class back.

Slide 4

I have borne witness to these complexities firsthand, having spent the last 11 years working in the radiopharmaceutical industry, most recently as CEO of a world leading radiopharmaceutical contract manufacturer. It was from that experience that it became clear that the only way radiopharmaceuticals will ever reach their full potential is if a company was created focused on them, and we have created that company with POINT.

Joining me as one of the founders of this company is Dr. Neil Fleshner, our chief medical officer. Neil is an internationally recognized uro-oncologist at Princess Margaret Hospital in Toronto, a top cancer research hospital globally, and an early supporter of the potential for radiopharmaceutical treatments for prostate cancer.

We are also fortunate to have two leaders in the radiopharmaceutical space. Jessica Jensen is our Executive Vice President of Clinical Development. Jessica has extensive experience in pharmaceutical development, most recently leading the development of cutting edge radiopharmaceuticals. Todd Hockemeyer is our EVP, US Manufacturing Operations. Todd has had tremendous success leading the buildout of facilities and is leading our Indianapolis operations.

Our Chief Commercial Officer Michael Gottlieb comes from Sanofi Genzyme, where he headed the Rare Disease Franchise for Canada, and our CFO Bill Demers spent the majority of his career at Ernst and Young, where he was an Assurance Partner & the National IPO Leader for Canada.

We also have a very strong Board of Directors with a broad range of expertise, including executives from established pharmaceutical companies and public company management. Our board is chaired by Allan Silber, a recognized leader in pharmaceutical and healthcare organizations, as well as a co-founder of POINT.

POINT has raised a total of $45 million to-date through private equity financings and achieved some very significant milestones including assembling a team of leading experts in the radiopharmaceuticals field, beginning construction of our 80,000 sq ft radiopharmaceutical manufacturing center, securing redundant radioisotope supply, and finally assembling our pipeline with two Phase 3 programs, two early-stage programs, and one very exciting platform technology. I look forward to sharing with you more about each of these significant milestones.

Slide 5

To begin, let’s confirm what we are talking about when we say precision radiopharmaceuticals. Many cancer cells have characteristics that can be used as a target for treatment delivery. What POINT does is design treatments which use those characteristics as targets to guide the precision delivery of radiation to the cancer cells.

The images you see on slide 5 are a real-life example of this, our PNT2002 prostate cancer therapy in action. Prostate cancer cells heavily express an enzyme called PSMA, which is not found in high volumes in healthy tissue. Our PNT2002 program combines a ligand which is an inhibitor of the PSMA enzyme, linked to the radioisotope lutetium-177. When PNT2002 is administered to a patient, the ligand seeks out the prostate cancer cells via their expression of PSMA and delivers the radioactive payload directly to the cancer cells, minimizing the collateral damage to healthy tissue. Our therapies use isotopes that do not require specialized infrastructure for patient treatment such as lead lined rooms that other isotopes such as iodine-131 require.

Slide 6

On slide 6 we have our pipeline of very exciting radiopharmaceuticals.

PNT2002 is the PSMA targeting radioligand shown on the previous slide, and is currently enrolling patients into a Phase 3 clinical trial in metastatic castration resistant prostate cancer and our product is being positioned prior to the use of chemotherapy.

PNT2003 is a DOTATATE based compound that is completing a Phase 3 trial for patients with neuroendocrine cancer. We are preparing to present exciting interim data to the FDA in the 3Q of 2021.

We also have two programs in pre-clinical development:

PNT2001 is a next generation PSMA targeting radioligand being optimized for earlier usage in the treatment of Prostate Cancer.

PNT2004 is a tissue-agnostic radioligand which targets Fibroblast Activation Protein-α, a characteristic enzyme found in the majority of tumors but not healthy tissue.

And finally we are also working on a prodrug platform activated in the tumor microenvironment. We are planning to combine this platform with an array of targeting molecules to create an expansive pipeline of next generation radioligands.

Slide 7

One of the key insights which lead to POINT’s creation is that radiopharmaceutical usage has been limited by insufficient investment in supply chains and manufacturing. Radiopharmaceuticals are not like other drugs – they are manufactured just-in-time due to shelf lives that are typically no more than a week. To address these complexities POINT is building a fully integrated radiopharmaceutical platform to increase the potential for success of our programs.

The nucleus of our radiopharmaceutical platform is our manufacturing capabilities. We’re currently constructing one of the world’s largest radioligand manufacturing facilities in Indianapolis, IN – an 80,000 sq ft facility that will be able to accommodate a wide variety of medical isotopes, including alpha and beta emitters. We also plan on producing medical isotopes themselves at this facility for our products, both to further strengthen our supply chain as well as reduce our cost of goods.

The facility is strategically located in Indianapolis, less than 30 minutes from the FedEx hazardous materials shipping hub, enabling this facility to service all of North America as well as many international destinations, well within the shelf-lives of our products.

The facility construction is on schedule – we expect it to be complete and fully licensed shortly, with the first clinical dose of PNT2002 shipping from the facility in Q4 of this year.

Slide 8

As described earlier, PNT2002 is our Prostate Cancer radioligand that targets PSMA. We are currently enrolling patients in our Phase 3 trial.

Slide 9

Metastatic prostate cancer continues to be an area of unmet need as nearly all men at this stage succumb to the disease. New molecules that target novel mechanisms of action, such as PSMA targeting, are needed in order to improve and extend patients’ lives.

Slide 10

We believe that PNT2002 is a potential solution. Moving to Slide 10, Our product candidate is based on the well studied PSMA-I&T ligand which has been shown to be safe and effective in academic settings. There is a wealth of data published on this compound, including a prospective study in 56 men where they experienced PSA declines and disease progression rates were 13.7 months. Side effects were mild and resolved post treatment. We leveraged these outcomes as the basis for safety and efficacy for our Phase 3 trial.

Slide 11

Our trial is comparing the use of PNT2002 versus the existing 2nd line androgen receptor axis-targeted therapy options: enzalutamide and abiraterone. This second line option has been shown to have progression rates between 3 to 4 months, which are significantly less than what was seen with our PNT2002 compound.

We’re excited to have the opportunity to develop this new option for men.

Slide 12

Jumping to slide 13, our second Phase 3 program is PNT2003 which targets somatostatin receptors for the treatment of a group of orphan cancers classified as neuroendocrine tumors or NETs.

Slide 13

The treatment of NETs with radioligands has been validated by Novartis’ Lutathera which generated global revenues of $445M last year and over $1B since approval in 2018.

PNT2003 is based on the same targeting ligand as Lutathera called DOTATATE. We are pursuing a subclass of NETs excluded from the Lutathera label where there is a need for a targeted therapy. We are also using unique intellectual property for the production of our product candidate that includes the use of a purer source of the lutetium-177 radioisotope, which does not have long-lived radiochemical impurities that can complicate handling in the clinic.

Slide 14

Combined we are aiming to help patients that don’t have access to DOTATATE based therapies and to eliminate obstacles for clinics using these therapies.

PNT2003’s trial is now fully enrolled, and we recently had an interim data review which was highly encouraging.

Slide 15

Based on that interim data, the primary endpoint exceeds the pre-specified success threshold, and appear to be an improvement on currently approved therapies for our target indication. We are planning to meet with the FDA in 3Q2021.

Slide 16

Our next program is PNT2001, starting on slide 17. The goal of the PNT2001 program is to develop a ligand that can move targeted radioligand therapy much earlier in the treatment of prostate cancer.

Slide 17

To do this we need PSMA targeting ligands that significantly reduce the risk of long-term radiotoxicity effects which will manifest at least 5 years after treatment. In the metastatic space this is not a concern because unfortunately patients do not live long enough to experience these effects.

In early-stage prostate cancer, life expectancy is 15 years or more, which is a sufficient time for these radiotoxicities to manifest. With PNT2001, we are modifying the PSMA targeting ligand to increase tumor uptake such that we can use less radioisotope which will reduce off target exposure and the risk of long-term radiotoxicity. Such an approach could even enable powerful alpha emitters like actinium-225 to be used in prostate cancer treatment.

Slide 18

Early data collected on compound leads in animal models demonstrated a significant increase in tumor uptake. POINT is currently developing the lead compound and we expect to initiate IND-enabling studies in 2022.

Slide 19

PNT2004, featured on slide 20, is an incredibly exciting radioligand.

Slide 20

It is unique from our other programs in that it does not target a marker specific to a cancer, but rather targets a marker present in most solid tumors, Fibroblast Activated Protein-α, or FAP. FAP is expressed in >90% of tumors either on the fibroblasts within the tumor microenvironment or on the tumor cells, as can be seen by these images.

Slide 21

PNT2004 is showing some very positive results in preclinical biodistribution, tumor growth and survival studies. The data generated is quite favorable, with low off target accumulation of the radioligand, clear anti-tumor activity and prolonged survival in the mouse model. Based on these promising results we plan to move towards phase 1 trials in 2022.

Slide 22

The last program I want to tell you about is on slide 23 – it is not a single drug but rather a prodrug platform that can be applied to enhance the therapeutic index of existing and novel radiopharmaceuticals.

Slide 23

The way it does this is by applying a substrate to the ligand that blocks its ability to bind to receptors outside of tumors. That substrate is then only cleaved off once it encounters the FAP present in the tumor microenvironment. Our belief is the application of this technology will increase the therapeutic index of existing radioligands, as well as opening up the door to develop a pipeline next-generation products.

Slide 24

In summary, I am tremendously proud of what we at POINT have accomplished to date, and even more excited about what lays ahead.

Slide 25

-	I strongly believe the team we have assembled is one of the most experienced and qualified radiopharmaceutical teams globally, with demonstrated success that spans clinical development and manufacturing across many different isotopes

-	Our team’s relationships and experience in radiopharmaceuticals significantly strengthen our business and we believe it will accelerate our progress

-	With our upfront investment in supply chain and manufacturing, we are addressing many of the other challenges associated with commercializing radiopharmaceuticals.

-	Our broad pipeline of programs contains late-stage assets in large, established markets which we believe should lead to a straightforward path to revenue

-	Our early-stage pipeline has some incredibly exciting compounds that could revolutionize the role of radiopharmaceuticals in cancer care.

Slide 26

We’re very excited about the proposed merger as it will sufficiently capitalize the company to bring our production facility online and bring our late-stage programs to commercialization, while at the same time pushing forward our early stage pipeline. Fundraising is a very time consuming activity for the management team, and this proposed merger will enable our management team to focus on the work which drives us all, bringing to market new cancer treatments that will improve the lives of patients and their families everywhere.

Thank you everyone for taking the time to listen to our story today, and I look forward to communicating with you as we complete this merger and work towards accelerating precision medicine. Thank you.